GTC TELECOM CORP.
                         SUBSIDIARIES OF THE REGISTRANT

                                                                   Percentage
                                                                   of voting
                          State  or  other  jurisdiction  of       securities
Name                      incorporation  or  organization            owned
-------                   -----------------------------------     ------------

Curbside Communications, Inc.           Nevada                        100%

ecallingcards.com,  Inc.                Nevada                        100%

CallingPlanet.com,  Inc.                Nevada                        100%

Perfexa  Solutions,  Inc.               Nevada                         97%